YOU CAN SUBMIT YOUR PROXY VOTING INSTRUCTIONS RIGHT OVER THE INTERNET

It's fast, convenient, and your voting instructions are immediately posted.

IF YOU RECEIVED NOTIFICATION BY POSTAL MAIL:

1. Read the Proxy Statement. The accompanying Voting Instruction Form or Proxy Card contains your Control Number.
2.   Enter the 12 digit Control Number to access an electronic ballot.
3.   Complete the electronic ballot and submit your voting instructions.
4. Provide your E-Mail address if you want confirmation of your voting instructions.

IF YOU RECEIVED NOTIFICATION BY E-MAIL:

1. To access an electronic ballot, enter the 12 digit Control Number contained in your E-Mail message and the PIN you used when you enrolled for electronic ballot.

2. The ballot displayed contains Internet Links to the Proxy Statement and the Annual Report; read them carefully.
3.   Complete the ballot and submit your voting instructions.

                           ______________
Enter your CONTROL NUMBER |______________| ( Please skip any spaces)

                       _______
Enter your PIN NUMBER |_______| (last 4 digits of your SS#): (Required for the E-Mail option only)

 ________________________
|    Click to Continue   |
|________________________|

                     USAA MUTUAL FUND, INC. SPECIAL MEETING

             TO BE HELD ON 10/15/1999 FOR HOLDERS AS OF 08/19/1999

                              CUSIP [        ]

                      YOUR CONTROL NUMBER: [                  ]
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MANAGEMENT RECOMMENDATIONS:

Choose this if you would like to vote your shares following management's recommendations. See below for the detailed recommendations. Please read it carefully.

 __________________________________________________
|   Vote my shares per management's recommendations|
|__________________________________________________|

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PROXY BALLOT:

DIRECTORS:

Directors Recommended:  A vote for election of the following nominees

( ) For All Nominees    ( ) Withhold All Nominees

( ) For All EXCEPT Those Selected Below:

     [ ]Davis
     [ ]Roth
     [ ]Peebles
     [ ]Reimherr
     [ ]Zucker
     [ ]Dr. Mason
     [ ]Mrs. Dreeben

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PROPOSALS:

Please indicate your proposals selections by clicking on the fields below.

02. RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE FUNDS.
Directors Recommend: FOR

[ ]FOR  [ ]Against  [ ]Abstain

 ______________________________________________
|   Vote my shares per the above selections    |
|______________________________________________|

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Click to see: "LETTER TO OUR CLIENTS REGARDING VOTING AUTORITY"
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
                              VOTING INSTRUCTIONS

Dear Shareholder,

We have been requested to forward to you the displayed proxy material relative to shares registered in your name. These shares will be voted in accordance with your wishes, if you execute the displayed ballot and submit it as per the instructions provided with the proxy. It is understood that if you submit the ballot without otherwise marking it, the proposals will be voted as recommended by the board of directors/trustees on all matters to be considered at the meeting.

In order for your shares to be represented at the meeting, it will be necessary for us to have your vote. Please complete and submit the displayed ballot.

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